PLEDGE AGREEMENT
                                ----------------

PLEDGE AGREEMENT, dated as of April 23, 2003 (hereinafter referred to as the "Pledge Agreement"), made by CNE Group, Inc. (hereinafter referred to as "Pledgor") and Gary Eichsteadt, (hereinafter referred to as "Pledgee").

                               W I T N E S S E T H

     WHEREAS, Pledgor, to induce Pledgee to accept as consideration for Pledgee's sale of right, title and interest in U.S. Patent No. 6,060,979 (the "Patent")to Pledgor pursuant to an Agreement of Sale of even date herewith for an aggregate of two million dollars ($2,000,000) which is evidenced by four 8% subordinated promissory notes (the "Notes") of even date issued by Pledgor to Pledgee desires to provide security to Pledgee, and

     WHEREAS, to secure said obligation, Pledgor agrees to transfer and assign to Pledgee all of the capital stock that it owns of SRC Technologies, Inc. and of Econo Comm, Inc. in addition to the right, title and interest in the. Patent (the "Pledged Assets") in accordance with the terms of this Pledge Agreement , and

     WHEREAS, the Pledged Assets shall be held by Pledgee as collateral security as provided herein for the prompt payment of the Notes.

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt of which is hereby acknowledged, Pledgor and Pledgee hereby agrees as follows:

1. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to Pledgee, and grants to Pledgee a first lien on and security interest in the Pledged Assets together with appropriate undated stock powers and patent assignment duly executed in blank; together with (subject to the provisions of Section 4 hereof) all income and profits thereon, all distributions thereon, all other proceeds thereof and all rights and privileges pertaining thereto, as collateral security for (a) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on the Notes issued to evidence the balance due to Pledgee by Pledgor (the foregoing hereinafter being called the "Obligation"):

     TO HAVE AND TO HOLD all and singular the Collateral Security (as defined in
Section 3 hereof) unto Pledgee, his successors and assigns until the Pledgor is obligated to return the Collateral Security as provided in Section 5 below. Delivery of Collateral Security shall be made to Barry Feiner, Esquire (the "Escrow Agent"), counsel for Pledgee, and shall be held by him on behalf of Pledgee in accordance with the terms of this Agreement and an Escrow Agreement among Pledgor, Pledgee and Escrow Agent dated as of the date hereof.

2. Stock Dividends, Distributions. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate, notes of other security in respect of the Pledged Assets (including without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of any Pledged Assets, or otherwise, Pledgor, agrees to accept the same as Pledgee's agent and to hold the same in trust on behalf of and for the benefit of Pledgee subject to the terms hereof, as additional Collateral Security for the Obligations.

3. Collateral Security. All property at any time pledged with Pledgee hereunder or in which Pledgee is granted a security interest hereunder, including but not limited to the Pledged Assets, (whether described herein or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral Security.".


4. Cash Dividends, Payments on Pledged Subsidiary Receivables; Unless a default under the Notes shall have occurred and be continuing, Pledgor shall be entitled to receive all cash dividends and other income, receivables and/or cash flow paid in respect of the Pledged Assets.

5. Re-delivery of Collateral Security; Termination of Agreement. Pledgee shall be obligated to return the Collateral Security to Pledgor immediately after the first to occur of the Notes being fully satisfied or the holders of the CareerEngine Network, Inc. 12% Subordinated Convertible Debentures ("Debentures") having converted all of their Debentures into equity securities, and shall effect such return within ten banking days thereafter, after which this Agreement shall terminate immediately.


6. Remedies; Restrictions Thereon. In the event that a default under the Notes shall occur and shall continue beyond the applicable cure period, if Pledgor fails to cure such default within 30 days after Pledgee gives notice of such default to Pledgor,, Pledgee thereafter, without demand of performance or other demand, advertisement or further notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral Security, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral Security, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's or elsewhere upon such terms and conditions as he may deem advisable and at such prices as he may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral Security so sold, free of any right or equity or redemption in the Pledgor, which right or equity or redemption is hereby expressly waived or released. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral Security or in any way relating to the rights of Pledgee hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part, of the Obligations in such order as Pledgee may elect. Anything to the contrary not withstanding, Pledgee shall have no right to exercise any remedy set forth in this Section 5 unless and until all Senior Debt, as defined in the Notes, has been paid in full.

7. Representations, Warranties and Covenants of the Pledgor. Pledgor represents, warrants and agrees that it is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Assets, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by this Pledge Agreement.

8. No Disposition, etc. Without the prior written consent of Pledgee, the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any options, warrants or agreements of any kind or with respect to, the Collateral Security, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral Security, or any interest thereon, of any proceeds thereof, except for the lien and security interest provided for by this Pledsge Agreement.

9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver such further documents and to such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement and if Pledgor should fail or be unable to do so, Pledgor hereby grants Pledgee a power coupled with an interest to execute and deliver such documents as Pledgor's attorney-in-fact.

10. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Recitals. The recitals set forth above are hereby incorporated herein as a part hereof.

IN WITNESS WHEREOF, the Pledgor and Pledgee have caused this Pledge Agreement to be duly executed as of the day and year first above written.

                                                     CNE Group, Inc. Pledgor

                                                 By:____________________________
                                                    George W. Benoit , President


                                                 By:____________________________
                                                      Gary Eichsteadt, Pledgee